UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2010

Cinnabar Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145443	98-0585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17595 S. Tamiami Trail, Suite 300 Fort Myers, FL 33908
(Address of Principal Executive Office) (Zip Code)

239-561-3827
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired a computer consulting company in accordance with a Share Exchange Agreement, dated March 2, 2010 (the “Share Exchange Agreement”), by and among Cinnabar Ventures Inc. (“we,” “Cinnabar” or the “Company”), Advanced Network Solutions, Inc. dba Rent-a-Genius, (“ANS”) and the shareholders of ANS (the “ANS Shareholders”).  The closing of the transaction (the “Closing”) took place on March 2, 2010 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding shares of ANS (the “ANS Common Stock”) from the ANS Shareholders.  In exchange for the ANS Common Stock, the Company issued 150,000 shares of the Company’s common stock (the “Exchange Shares”) to the ANS Shareholders, representing approximately 0.66% of the issued and outstanding common stock of the Company (the “Common Stock”) post closing (the “Merger”).

Pursuant to the Share Exchange Agreement, ANS became a wholly-owned subsidiary of the Company. The directors of the Company have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The ANS Shareholders have approved the Share Exchange Agreement and the transactions contemplated thereunder.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 2, 2010, the Company acquired ANS in accordance with the Share Exchange Agreement.  On the Closing Date, pursuant to the terms of the Share Exchange Agreement, Cinnabar acquired 100% of the ANS Common Stock from the ANS Shareholders.  In exchange for the ANS Common Stock, the Company issued the Exchange Shares to the ANS Shareholders, representing approximately 0.66% of the issued and outstanding Common Stock of the Company.  Through its acquisition of ANS, Cinnabar acquired rights to 100% of the assets of ANS.

Business Summary

ANS is a professional services company that provides reliable hardware, software, service and support to its clients. It serves its clients as a trusted ally, providing them with the loyalty of a business partner and the economics of an outside vendor. Networks and programs are customized for clients based on their needs. Most of our information systems are mission critical, so we give our clients the assurance that we will be there when they need us.

ANS began in 1997 under the name “Advanced Network Solutions.” ANS is a computer consulting company which installs, maintains and upgrades computer networks and provides the necessary hardware and software to its customers. ANS has customers nationwide and has also developed customized training courses for clients. Gross Revenues for 2009 were in excess of $235,000 and Gross Profits were in excess of $135,000.

ANS’s revenues are a combination of hardware/software sales, installation charges, network monitoring, server hosting. Typical markups on hardware and software are 5-25% and labor charges range from $65 - $150 per hour.  ANS’s  hardware and software charges are generally lower than the market price because of low overhead costs and good relationships with the dealers. ANS’s labor charges are competitive with the market.

ANS sees the need to expand rapidly in the Southwest Florida market to take advantage of the lack of competition and growing demand for technology. ANS is not, however, limited to the Southwest Florida market, as it already has national customers.

Products and Services Offered

ANS specializes in Microsoft Back Office products, such as Window Servers, Microsoft Exchange, Microsoft SQL Server, and MS System Management Server.

Development Services

Programmers will create custom applications for clients using Microsoft tools, such as, Visual Basic, C++, MS Access, and Visual J. Programmers will work with other ANS staff and the client as a team to define the systems requirements of the applications, and to review the goals as the project progresses. ANS’s delivery services follow the Microsoft Solutions Framework approach and range from system conversions all the way through implementation.

ANS also provides a full range of Internet Application Development services, ranging from targeted enhancements of Internet-related BackOffice services to at-the-edge front-end applications using VBScript, ActiveX controls, and Internet Explorer 3.0. ANS designs and implements complete web sites, including HTML coding using FrontPage and Microsoft Word Internet Assistant, integration with SQL Server using the Internet Data Connector (IDC), ISAPI programming and VB Scripting. ANS has custom mail solutions, writing MAPI, FFAPI, or DAPI programs to meet customer specifications.

Project Consulting

ANS’s consulting services range from the initial planning phases to operations and maintenance. ANS specializes in installing Microsoft BackOffice leading edge systems into our customers’ enterprise networks to address today’s critical business problems and provide innovative capabilities for future requirements.  We frequently use software developers to design creative solutions to enhance the roll-out/ migration process and to empower the users of the BackOffice capabilities. We find that this cross-disciplinary approach results in a richer solution for our clients. Our broad range of experience allows us to provide you with the integral design, installation, configuration, and support needed for your critical communications requirements. Project consulting offers a client company a way to harness our specific qualities and use our expertise to solve specific problems, and develop and/or implement plans. Project consulting is billed on a per project and per milestone basis.

Hardware Sales

ANS offers clients brand-name computers and peripherals. Through quantity discounts with our vendors, we are able to pass on substantial savings to our clients.

Maintenance Contracts

ANS offers clients monthly and annual contracts for network maintenance to replace client IT staff.  This works well for smaller companies who do not need full time service or for companies with multiple locations that need regular support.

Competition

ANS’s competition comes in several forms: In-house information systems departments, management consulting firms, and other Microsoft computer services firms. The competition may be based locally near the client, or anywhere nationwide.

In-House Competition

The most significant competition for our consulting services is in fact companies choosing to do systems installation and custom programming in-house. Their own Information Systems departments do this as a part of their regular business functions.  Our key advantage in competition with in-house development is that those staffs are already overloaded with responsibilities and they don’t have the time or the expertise for additional responsibilities in new projects.  ANS’s staff will have the expertise of cutting edge technology, directly through its partnership with Microsoft, to offer the latest solutions to these companies. Also, if the companies with in-house departments wish to learn more about the latest Microsoft technologies, they may benefit from our training classes and certifications.

Management Consulting Firms

High-Level Management consulting firms, such as Accenture and Price Waterhouse, are essentially generalists who take their name-brand management consulting into specialty areas. Their other main weakness is that their management structure has partners selling new jobs and inexperienced associates delivering the work. ANS competes against them as experts in specific fields and with the guarantee that ANS’s clients will have top-level people doing the actual work.

Microsoft Providers and Partners

There are other companies in ANS’s area and nationwide that will also be specializing in the latest Microsoft technologies and developing a relationship with Microsoft. ANS will differentiate itself by serving wider geographical areas to better serve ANS’s clients and by continuous in-house training of ANS’s own staff.  In addition, ANS will provide one-stop shopping for ANS’s clients by coordinating all aspects of a project from the hardware and software purchasing to on-going maintenance of systems.

Future Services

In the future, ANS will broaden its coverage by expanding into additional markets (especially Latin America and Europe). Marketing strategies will target Spanish speaking clients and clients that need to integrate systems across international borders.

Marketing Strategy

ANS will be focusing on medium to large growing companies in need of expert Microsoft Information Systems. Once our relationship with Microsoft as a Business Partner is established, some of our new clients will be referrals from Microsoft Corporation. Our marketers will work in unison with Microsoft to promote their products and comply with Microsoft’s marketing strategy. To strengthen this relationship, our marketing staff, and other staff as well, will be trained by Microsoft at the Microsoft corporate office.

Marketing tools that will be used to gain recognition in the Miami area include: a Grand Opening / Open House, advertisements in professional magazines, trade journals and newspapers. Representatives will also distribute marketing information at industry trade shows. On occasion, free informational seminars will be offered to the public to introduce new Microsoft products and their features.

Operations

The Operations team has a Project Manager to oversee each of its revenue producing areas: Training, Development, and Information Systems.  In addition, a Purchasing Manager coordinates all hardware and software purchases and negotiates pricing with vendors.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Share Exchange Agreement, on March 2, 2010, we issued 150,000 shares of our Common Stock to the ANS Shareholders in exchange for 100% of the outstanding shares of ANS.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 9.01 Financial Statements and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The audited financial statements for Advanced Network Solutions, Inc. for the years ended December 31, 2009 and 2008, have been prepared and filed with this Current Report as Exhibit 99.1.

(b)  PRO FORMA FINANCIAL INFORMATION

The following pro forma financial information is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference:

1) Pro Forma Condensed Combined Balance Sheets as of November 30, 2009
2) Pro Forma Condensed Combined Statements of Operations as of November 30, 2009
3) Pro Forma Condensed Combined Balance Sheets as of May 31, 2009
4) Pro Forma Condensed Combined Statements of Operations as of May 31, 2009
5) Notes to Pro Forma Condensed Combined Financial Statements as of November 30, 2009 and May 31, 2009

(c)  SHELL COMPANY TRANSACTIONS

N/A

(d)  EXHIBITS

2.1	Share Exchange Agreement, by and among Cinnabar Ventures Inc., Advanced Network Solutions, Inc. and the shareholders of Advanced Network Solutions, Inc., dated March 2, 2010.

99.1	Audited financial statements for Advanced Network Solutions, Inc. listed in Item 9.01(a).

99.2	Pro Forma Financial Information of Cinnabar Ventures Inc., listed in Item 9.01(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CINNABAR VENTURES INC.

Date: March 4, 2010	By:	/s/ Richard Granville
Richard Granville
Chief Executive Officer